UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2006, Advanced Medical Optics, Inc. (the “Company”) entered into a Third Amendment to the Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), with AMO Holdings, Inc., VISX, Incorporated, AMO USA, Inc., Quest Vision Technology, and Bank of America, N.A., as administrative agent, under the Second Amended and Restated Credit Agreement, dated as of June 25, 2004, as amended, among the Company and certain of its subsidiaries, Bank of America, N.A. and other lenders and agents parties thereto (the “Credit Agreement”).

The Credit Agreement Amendment, among other things:

•	permits the issuance of convertible senior subordinated notes in an aggregate principal amount not to exceed $600 million (the “2006 Notes”);

•	prohibits the Company’s subsidiaries from guarantying the 2006 Notes;

•	amends provisions that permit, under certain circumstances, the purchase, redemption, retirement or acquisition of the Company’s shares of capital stock, warrants, options, securities convertible into or exchangeable for shares of capital stock;

•	amends provisions that permit, under certain circumstances, the prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof of any indebtedness subordinated to the obligations under the Credit Agreement; and

•	amends certain financial covenants (including amendments to the maximum consolidated total leverage ratio) following the issuance of the 2006 Notes.

The maturity of the senior credit facility remains unchanged at June 25, 2009.

Item 8.01.	Other Events.

On June 6, 2006, Advanced Medical Optics, Inc. issued a press release, attached hereto as Exhibit 99.1 and by this reference incorporated herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)

Date: June 6, 2006	By:	/s/ RICHARD A. MEIER
Richard A. Meier,
Executive Vice President, Operations,
President, Eye Care Business, and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.

99.1	Press release of Advanced Medical Optics, Inc., dated June 6, 2006.